Exhibt 10(c)

«A» Shares	Date of Grant: January 7, 2008
RESTRICTED STOCK AWARD
CLIFF VESTING AWARDS
2004 OMNIBUS STOCK AND INCENTIVE PLAN
FOR DENBURY RESOURCES INC.
     RESTRICTED STOCK AWARD (“Award”) made effective January 7, 2008 (“Date of Grant”) between Denbury Resources Inc. (the “Company”) and «Officer_Name» (“Holder”).
     WHEREAS, the Company desires to grant to the Holder «A_Written» («A») Restricted Shares under and for the purposes of the 2004 Omnibus Stock and Incentive Plan for Denbury Resources Inc. (the “Plan”);
     WHEREAS, in accordance with the provisions of Section 16(d) of the Plan, the Restricted Shares will be issued by the Company in the Holder’s name and be issued and outstanding for all purposes (except as provided below or in the Plan) but held by the Company (together with the stock power set forth below) until such time as such Restricted Shares are Vested by reason of the lapse of the applicable Restrictions, after which time the Company shall make delivery of the Vested Shares (but not Retained Vested Shares, as described in Section 5) to Holder; and
     WHEREAS, the Company and Holder understand and agree that this Award is in all respects subject to the terms, definitions and provisions of the Plan, and all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award.
     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:
1. Restricted Share Award. The Company hereby sells, transfers, assigns and delivers to the Holder an aggregate of «A_Written» («A») Restricted Shares (“Award Restricted Shares”) on the terms and conditions set forth in the Plan and supplemented in this Award, including, without limitation, the restrictions more specifically set forth in Section 2 below, subject only to Holder’s execution of this Award agreement.
2. Vesting of Award Restricted Shares. The Restrictions on the Award Restricted Shares shall lapse (Award Restricted Shares with respect to which Restrictions have lapsed being herein referred to as “Vested Shares”) and become non-forfeitable on the occurrence of the earliest of the dates (“Vesting Date”) set forth in (a) through (e) immediately below:

(a)	March 31, 2011

(b)	the date of Holder’s death or Disability;

(c)	the date of Holder’s Separation if such Separation occurs after Holder’s Retirement Vesting Date.
     Notwithstanding any other provision to the contrary, if a Change of Control occurs prior to the March 31, 2011, Holder will not be entitled to vest any of the Restricted Shares and all rights of the Holder to any Award Restricted Shares which have not become Vested Shares automatically, and without notice, shall terminate and be permanently forfeited.
3. Restrictions — Forfeiture of Award Restricted Shares. The Award Restricted Shares are subject to the Restriction that all rights of Holder to any Award Restricted Shares which have not become Vested Shares automatically, and without notice, shall terminate and shall be permanently forfeited on the date of Holder’s Separation.
4. Withholding. On the date Award Restricted Shares become Vested Shares, the minimum withholding required to be made by the Company shall be paid by Holder to the Administrator in cash, or by delivery of Shares, which Shares may be in whole or in part Vested Shares, based on the Fair Market Value of such Shares on the date of delivery. The Holder, in his sole discretion, may direct that the Company withhold at any rate which is in excess of the minimum withholding rate described in the preceding sentence, but not in excess of the highest incremental tax rate for Holder, and such additional directed withholding will be made in the same manner as described in the preceding sentence except that no portion of such additional directed withholding may be paid in Shares which have not Vested, or which have not been purchased and held by Holder for, at least six (6) months prior to the date of delivery.
5. Issuance of Shares. Without limitation, Holder shall have all of the rights and privileges of an owner of the Award Restricted Shares (including voting rights) except that Holder shall not be entitled to delivery of the certificates evidencing any of the Shares unless and until they become Vested Shares, nor shall Holder be entitled to receive Restricted Share Distributions (i.e. dividends) unless and until Holder is entitled either (i) to receive the certificates for the related Vested Shares, or (ii) such Award Restricted Shares become Retained Vested Shares, as defined below. Notwithstanding the foregoing, as soon as reasonably possible after the date Award Restricted Shares become Vested Shares, the Administrator shall deliver to the Holder two-thirds (66 2/3%) of such Vested Shares (reduced by the number of Vested Shares delivered to the Administrator to pay required withholding under Section 4 above), and shall retain the other one-third (33 1/3%) of the Vested Shares (“Retained Vested Shares”) in escrow until the date of Holder’s Separation, and as soon as reasonably possible after such Separation, shall deliver all such Retained Vested Shares to Holder. During the period in which the Company holds the Retained Vested Shares, Holder is entitled to receive what would be Restricted Share Distributions if Holder was in possession of such Retained Vested Shares, except Holder shall not be entitled to receive a Restricted Share Distribution made in the form of Shares, but rather such Shares will be retained by the Company as additional Retained Vested Shares.

7. No Transfers Permitted. The rights under this Award are not transferable by the Holder otherwise than by will or the laws of descent and distribution, and so long as Holder lives, only Holder or his or her guardian or legal representative shall have the right to receive and retain Vested Shares.
8. No Right To Continued Employment. Neither the Plan nor this Award shall confer upon the Holder any right with respect to continuation of employment by the Company, or any right to provide services to the Company, nor shall they interfere in any way with Holder’s right to terminate employment, or the Company’s right to terminate Holder’s employment, at any time.
9. Governing Law. without limitation, This Award shall be construed and enforced in accordance with and governed by the laws of delaware.
10. Binding Effect. This Award shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.
11. Severability. If any provision of this Award is declared or found to be illegal, unenforceable or void, in whole or in part, the remainder of this Award will not be affected by such declaration or finding and each such provision not so affected will be enforced to the fullest extent permitted by law.
     IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf and its corporate seal to be affixed hereto by its duly authorized representative and the Holder has hereunto set his or her hand and seal, all on the day and year first above written.

     Dated as of this 7th day of January, 2008.

DENBURY RESOURCES INC.
By:
Gareth Roberts
President and CEO

By:
Phil Rykhoek
Sr. VP, CFO and Secretary

Assignment Separate From Certificate
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Denbury Resources Inc. the «A_Written» («A») Shares subject to this Award, standing in the undersigned’s name on the books of said Denbury Resources Inc., and do hereby irrevocably constitute and appoint the corporate secretary of Denbury Resources Inc. as attorney to transfer the said stock on the books of Denbury Resources Inc. with full power of substitution in the premises.

Dated

«Officer_Name»
ACKNOWLEDGMENT
     The undersigned hereby acknowledges (i) my receipt of this Award, (ii) my opportunity to review the Plan, (iii) my opportunity to discuss this Award with a representative of the Company, and my personal advisors, to the extent I deem necessary or appropriate, (iv) my understanding of the terms and provisions of the Award and the Plan, and (v) my understanding that, by my signature below, I am agreeing to be bound by all of the terms and provisions of this Award and the Plan.
     Without limitation, I agree to accept as binding, conclusive and final all decisions or interpretations (including, without limitation, all interpretations of the meaning of provisions of the Plan, or Award, or both) of the Administrator upon any questions arising under the Plan, or this Award, or both.
Dated as of this                      day of                     , 2008.

«Officer_Name»